UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, the Registrant completed a merger by and among the Registrant, DeeSound, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant, and Rubicon Real Estate and Mortgages, Inc. (“RREM”). The agreement and plan of merger provided that DeeSound, Inc. merged with and into RREM, with RREM as the surviving corporation. The Registrant agreed to issue one share of its restricted common stock for each share of RREM common stock issued and outstanding at the time of closing. As a result of the merger agreement, the Registrant issued 1,159,000 shares of restricted common stock in connection with the merger. Upon the closing of the Merger, RREM became a wholly-owned subsidiary of the Registrant. RREM is a start-up company with cash assets of approximately $925,000 and nominal other assets or liabilities.

The Merger Agreement was approved by the unanimous consent of the Registrant’s Board of Directors. A copy of the Merger Agreement is attached hereto as Exhibit 2.5.

Immediately following completion of the merger, RREM entered into an employment agreement with Joel Newman, to serve as its President. The agreement is for a one year term commencing on May 11, 2007 and expiring on April 30, 2008, with the option to renew by mutual written agreement unless otherwise terminated as described in the agreement. Mr. Newman will be paid $10,000 a month as well as commissions of 50% of any net fee received by RREM resulting from Mr. Newman’s sole efforts. These commissions are to be paid on a monthly basis. Additionally, the Registrant has agreed to grant stock options to purchase up to 200,000 common shares at an exercise price of $1.00, which will be valid for five years from the grant date. The options will vest over a three year period at a rate of one option for every $2.00 of EBITDA, as defined in the Non-Qualified Stock Option Agreement, earned by RREM. If Mr. Newman’s relationship with the Registrant or with RREM ends as a result of Mr. Newman’s termination, resignation, incapacitation or death, as defined in the employment agreement with RREM, the options will vest through the end of the calendar month in which the termination event occurred. A copy of Mr. Newman’s agreement is attached hereto as Exhibit 10.7.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the merger with RREM described in Item 1.01 above, the Registrant acquired all of the outstanding assets of RREM, consisting primarily of $925,000 in cash, and RREM became a wholly-owned subsidiary of the Registrant. RREM, prior to the merger, had 1,159,000 outstanding shares, which were held by 9 shareholders. Mr. Newman was the sole officer and director of RREM prior to the merger. The Registrant exchanged on a one for one basis all the outstanding shares of RREM for shares of its common stock.

RREM provides professional assistance in the fields of residential and commercial real estate sales and mortgage loans in California. Mr. Newman is the President of RREM and offers 26 years of experience in the real estate field. In addition to Mr. Newman’s expertise, RREM has assembled personnel experienced in sales, construction, financing, and management of commercial and residential properties. Being located in Southern California, RREM intends to market itself to median and high-end professionals attracted to the area.

RREM has designed its business plan to act as modular units that can focus on different aspects of the real estate and mortgages industry. Currently, RREM has two modular units specializing in real estate sales and mortgage origination. However, RREM anticipates it will also establish modular units of mortgage banking; mortgage and property acquisition; private lending; commercial property sales and loans; broker-owned escrow; and property management as conditions and opportunities warrant it. This type of business plan also allows RREM to add or eliminate units without compromising the integrity of the whole company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the merger agreement with RREM, on May 11, 2007, the Registrant issued 1,159,000 shares of its restricted common stock in exchange for 100% of the outstanding securities of RREM.

On May 11, 2007, the Registrant granted stock options to purchase up to 200,000 common shares pursuant to the employment agreement between RREM, its newly acquired wholly-owned subsidiary, and Joel Newman. The options have an exercise price of $1.00 and are exercisable for five years from the grant date. The options will vest at the rate of one option for every $2.00 of EBITDA earned by RREM and will be determined at the end of each fiscal year within 10 days of the Registrant’s annual independent audit being completed. The term “EBITDA” is defined within in the Non-Qualified Stock Option Agreement between the Registrant and Mr. Newman as RREM’s net operating profits before interest, taxes, depreciation and amortization.

The Registrant believes that the issuance of the shares and grant of options described above were exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Regulation D, Rule 506. The shares and options were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares or options were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. The Registrant reasonably believed that the recipients, immediately prior to granting the shares and options, had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with Registrant’s management on several occasions prior to their investment decision.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

(a)	Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after May 11, 2007 (the effective date of the RREM merger).

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after May 11, 2007 (the effective date of the RREM merger).

EXHIBITS

Exhibit Number	Description
2.5	Merger Agreement between Rubicon Financial Incorporated, DeeSound, Inc. and Rubicon Real Estate and Mortgages, Inc., dated May 11, 2007.
3.1(i)(f)	Rubicon Real Estate & Mortgages, Inc. Articles of Incorporation
3.1(ii)(c)	Rubicon Real Estate & Mortgages, Inc. Bylaws
10.7	Employment agreement between Rubicon Real Estate and Mortgages, Inc. and Joel Newman, dated May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr., Chief Executive Officer

Date: May 15, 2007